EXHIBIT 99.1

Piedmont Office Realty Trust Reports Third Quarter 2019 Results
ATLANTA, October 30, 2019--Piedmont Office Realty Trust, Inc. ("Piedmont" or the "Company") (NYSE:PDM), an owner of Class A office properties located primarily in select sub-markets within seven major Eastern U.S. office markets, today announced its results for the quarter ended September 30, 2019.

Highlights for the Quarter Ended September 30, 2019:

•Reported net income applicable to common stockholders of $8.4 million, or $0.07 per diluted share, for the quarter ended September 30, 2019, as compared with $16.1 million, or $0.13 per diluted share, for the quarter ended September 30, 2018;
•Achieved Core Funds From Operations ("Core FFO") of $0.45 per diluted share for the quarter ended September 30, 2019, comparable to $0.45 per diluted share for the quarter ended September 30, 2018;
•Completed approximately 564,000 square feet of leasing during the quarter ended September 30, 2019, with approximately 195,000 square feet related to new leasing;
•Reported a 9.8% and 23.5% roll up in cash and accrual rents, respectively, on executed leases for space vacant one year or less and a 5.0% increase in Same Store NOI-Cash Basis as compared to the quarter ended September 30, 2018;
•Acquired Galleria 400 and 600, totaling approximately 860,000 square feet, and an adjacent land parcel. The Galleria is a master-planned, mixed-use development in northwest Atlanta that includes five buildings and three development sites. Piedmont's acquisition of Galleria 400 and 600 consolidates the 2.1 million square foot, multi-tenant, office component under a single owner for the first time in the development's existence;
•Sold one non-strategic asset during the quarter, The Dupree, a six-story, approximately 138,000-square foot, office building located in Atlanta;

Subsequent to Quarter End:

•On October 28, 2019, completed the sale of 500 West Monroe Street, a 46-story, approximately 967,000 square foot, 100% leased, trophy office building located in the West Loop submarket of downtown Chicago, IL for a gross sales price of $412 million, or $426 psf; and

•The New York State Commissioner of General Services executed an approximately 20-year, 523,000-square foot, renewal and expansion on behalf of the State of New York at 60 Broad Street in New York City.

Commenting on the quarter's results, Brent Smith, Piedmont's President and Chief Executive Officer, said, "We are extremely pleased with our third quarter results. Leasing activity was robust, and overall, completed transactions had very attractive economics. The quarter also includes the acquisition of Galleria 400 and 600 which culminates our efforts to control the entire 2.1 million square foot Galleria office development. These acquisitions with great growth potential were ultimately funded by the redeployment of 1031 exchange proceeds from the disposition of 500 West Monroe Street in Chicago earlier this week; as a result, no special distribution of the gain on 500 West Monroe Street will be required. Furthermore, the disposition substantially reduces Piedmont’s exposure to the market, with Chicago now generating less than 1% of the Company’s annualized lease revenue.

'Equally exciting is the execution post quarter-end of an approximately 20-year lease with the State of New York commencing November 1, 2019. The $550 million lease is a phenomenal outcome for Piedmont and encompasses more space and better economics than were originally anticipated," added Smith.

Results for the Quarter ended September 30, 2019

Piedmont recognized net income applicable to common stockholders for the three months ended September 30, 2019 of $8.4 million, or $0.07 per diluted share, as compared with $16.1 million, or $0.13 per diluted share, for the three months ended September 30, 2018. The decrease in the current quarter's results was primarily a result of approximately $4.7 million of additional amortization expense related to intangibles of the recently acquired Galleria 100, 400 and 600. In addition, the current quarter's results also included a $2.0 million loss on impairment of real estate assets associated with the sale of a non-strategic building, The Dupree, during the quarter.
Funds From Operations ("FFO") and Core FFO, which remove the impact of the impairment loss mentioned above, as well as depreciation and amortization, were both $0.45 per diluted share for the three months ended September 30, 2019 and 2018.

Total revenues and property operating costs were $135.4 million and $54.6 million, respectively, for the three months ended September 30, 2019, compared to $129.7 million and $49.7 million, respectively, for the third quarter of 2018, with both line items reflecting the commencement of new leases, the expiration of abatements, and net acquisition activity during the twelve months ended September 30, 2019.

General and administrative expense was $7.9 million for the third quarter of 2019 compared to $6.7 million for the same period in 2018, reflecting approximately $2.0 million of additional expense related to increased accruals for potential performance-based equity compensation as a result of the Company's relative stock performance during the current period, partially offset by lower compensation expense associated with the senior management transition that occurred at the end of the second quarter of 2019.

Leasing Update

During the three months ended September 30, 2019, Piedmont completed approximately 564,000 square feet of leasing across its portfolio, with approximately 195,000 square feet of that activity related to new tenant leases. Overall, the third quarter's executed leases for recently occupied space reflected a 9.8% roll up in cash rents and 23.5% increase in accrual rents. Highlights of the largest leases executed during the quarter include the following:

•In Dallas: Commercial Metals Company renewed approximately 106,000 sf at 6565 North MacArthur Blvd, and Gartner, Inc. expanded their footprint with a new lease for approximately 55,000 sf at 6031 Connection Drive;

•In Atlanta: WeWork signed a new lease for approximately 72,000 sf at 1155 Perimeter Center West;

•In Minneapolis: Siemens Corporation renewed approximately 69,000 sf at Crescent Ridge II; and,

•In Boston: Qualcomm Incorporated renewed approximately 49,000 sf at 90 Central Street.

Additionally, subsequent to quarter end the New York State Commissioner of General Services executed an approximately 20-year, 523,000-square foot, renewal and expansion on behalf of the State of New York at 60 Broad Street in New York City.

As of September 30, 2019, the Company's reported leased percentage and weighted average remaining lease term were approximately 92% and 6.4 years, respectively, with approximately 1.1 million square feet of executed leases for vacant space yet to commence or under rental abatement. Same Store NOI ("SSNOI") increased 5.0% and 0.5% on a cash and accrual basis, respectively, for the three months ended September 30, 2019 as compared to the three months ended September 30, 2018. The increase in cash basis SSNOI was attributable to the expiration of lease abatements. The slight increase in accrual basis SSNOI was related to the commencement of leases with higher straight-line rents, offset by down times between leases at 200 South Orange Avenue and 1155 Perimeter Center West, and lower overall occupancy levels. Details outlining Piedmont's largest upcoming lease expirations, the status of certain major leasing activity and a schedule of the largest lease abatement periods can be found in the Company's quarterly supplemental information package available at www.piedmontreit.com.

Transactional Update

During the three months ended September 30, 2019, Piedmont acquired Galleria 400 and 600, two office towers totaling approximately 860,000 square feet, and an adjacent 10.2 acre land parcel entitled for one million square feet of additional development, for a total of $231.2 million. The acquisitions are located within The Galleria, a master-planned, mixed-use development in northwest Atlanta with prominent visibility and access to I-75 and I-285. Since 2015, Piedmont has assembled 2.1 million square feet of office space across five buildings along with three development sites, consolidating the project’s multi-tenant office buildings and 6,000-space structured parking facilities under a single owner for the first time. Piedmont’s total investment in The Galleria is just under $500 million, or $216 psf, which represents a significant discount to estimated replacement cost.

Additionally during the third quarter, Piedmont sold a non-core asset, The Dupree, a six-story, approximately 138,000 square foot, office building located in Atlanta for $12.7 million.

Subsequent to the end of the third quarter, Piedmont also sold 500 West Monroe Street, a 46-story, approximately 967,000 square foot, 100% leased, trophy office building located in the West Loop submarket of downtown Chicago, IL for a gross sales price of $412 million, or $426 psf. Under the terms of the purchase and sale agreement, Piedmont will continue to manage the building for the buyer for an initial three year term.

Fourth Quarter 2019 Dividend Declaration

On October 30, 2019, the board of directors of Piedmont declared a dividend for the fourth quarter of 2019 in the amount of $0.21 per share on its common stock to stockholders of record as of the close of business on November 29, 2019, payable on January 3, 2020.

Guidance for 2019

Based on management's expectations, the Company has narrowed its previously provided guidance for the year ending December 31, 2019 by raising the low end of the range as follows:

(in millions, except per share data)	Low		High
Net Income	$238	-	$240
Add:
Depreciation	105	-	107
Amortization	73	-	75
Impairment Loss	2	-	2
Less: Gain on Sale of Real Estate Assets	(198)	-	(201)
NAREIT FFO applicable to common stock	$220	-	$223
NAREIT FFO per diluted share	$1.74	-	$1.77

Less: Retirement and Separation Expenses Associated with Senior Management Transition	3	-	3
Core FFO applicable to common stock	$223	-	$226
Core FFO per diluted share	$1.77	-	$1.79

These estimates reflect management's view of current market conditions and incorporate certain economic and operational assumptions and projections, including the impacts of completed transactional activity. The guidance does not include any speculative acquisition or disposition activity for the remainder of the year. Actual results could differ materially from these estimates based on a variety of factors, particularly the timing of any future acquisitions and dispositions, as well as those factors discussed under "Forward Looking Statements" below.

Note that individual quarters may fluctuate on both a cash basis and an accrual basis due to lease commencements and expirations, abatement periods, the timing of repairs and maintenance expenses, capital expenditures, capital markets activities, seasonal general and administrative expenses, accrued potential performance-based compensation expenses, and one-time revenue or expense events. In addition, the Company's guidance is based on information available to management as of the date of this release.

Non-GAAP Financial Measures

To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), this release and the accompanying quarterly supplemental information as of and for the period ended September 30, 2019 contain certain financial measures that are not prepared in accordance with GAAP, including FFO, Core FFO, AFFO, Same Store NOI (cash and accrual basis), Property NOI (cash and accrual basis), EBITDAre, and Core EBITDA. Definitions and reconciliations of each of these non-GAAP measures to their most comparable GAAP metrics are included below and in the accompanying quarterly supplemental information.
Each of the non-GAAP measures included in this release and the accompanying quarterly supplemental financial information has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the Company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this release and the accompanying quarterly supplemental information may not be comparable to similarly titled measures disclosed by other companies, including other REITs. The Company may also change the calculation of any of the non-GAAP measures included in this news release and the accompanying supplemental financial information from time to time in light of its then existing operations.

Conference Call Information

Piedmont has scheduled a conference call and an audio web cast for Thursday, October 31, 2019 at 11:00 A.M. Eastern daylight time. The live audio web cast of the call may be accessed on the Company's website at www.piedmontreit.com in the Investor Relations section. Dial-in numbers are (844) 602-0380 for participants in the United States and Canada and (862) 298-0970 for international participants. A replay of the conference call will be available through 11 A.M. Eastern time on November 14, 2019, and may be accessed by dialing (877) 481-4010 for participants in the United States and Canada and (919) 882-2331 for international participants, followed by conference identification code 54355. A web cast replay will also be available after the conference call in the Investor Relations section of the Company's website. During the audio web cast and conference call, the Company's management team will review third quarter 2019 performance, discuss recent events, and conduct a question-and-answer period.

Supplemental Information

Quarterly supplemental information as of and for the period ended September 30, 2019 can be accessed on the Company`s website under the Investor Relations section at www.piedmontreit.com.

About Piedmont Office Realty Trust

Piedmont Office Realty Trust, Inc. (NYSE: PDM) is an owner, manager, developer, redeveloper, and operator of high-quality, Class A office properties located primarily in select sub-markets within seven major Eastern U.S. office markets. Its geographically-diversified, almost $5 billion portfolio is currently comprised of approximately 17 million square feet (after the sale of 500 West Monroe Street). The Company is a fully-integrated, self-managed real estate investment trust (REIT) with local management offices in each of its major markets and is investment-grade rated by Standard & Poor’s (BBB) and Moody’s (Baa2). At the end of the third quarter, three-fourths of the company’s portfolio was ENERGY STAR certified and approximately 40% was LEED certified. For more information, see www.piedmontreit.com.

Forward Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of the Company`s performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include the Company's estimated range of Net Income, Depreciation,

Amortization, Gain on Sale of Real Estate Assets, NAREIT FFO/Core FFO and NAREIT FFO/Core FFO per diluted share for the year ending December 31, 2019.

The following are some of the factors that could cause the Company`s actual results and its expectations to differ materially from those described in the Company`s forward-looking statements: Economic, regulatory, socio-economic and/or technology changes (including accounting standards) that impact the real estate market generally, or that could affect patterns of use of commercial office space; the impact of competition on our efforts to renew existing leases or re-let space on terms similar to existing leases; changes in the economies and other conditions affecting the office sector in general and the specific markets in which we operate; lease terminations or lease defaults, particularly by one of our large lead tenants; adverse market and economic conditions, including any resulting impairment charges on both our long-lived assets or goodwill resulting therefrom; the success of our real estate strategies and investment objectives, including our ability to identify and consummate suitable acquisitions and divestitures; the illiquidity of real estate investments, including regulatory restrictions to which REITs are subject and the resulting impediment on our ability to quickly respond to adverse changes in the performance of our properties; the risks and uncertainties associated with our acquisition and disposition of properties, many of which risks and uncertainties may not be known at the time of acquisition or disposition; development and construction delays and resultant increased costs and risks; our real estate development strategies may not be successful; future acts of terrorism in any of the major metropolitan areas in which we own properties, or future cybersecurity attacks against us or any of our tenants; costs of complying with governmental laws and regulations; additional risks and costs associated with directly managing properties occupied by government tenants; significant price and volume fluctuations in the public markets, including on the exchange which we listed our common stock; the effect of future offerings of debt or equity securities or changes in market interest rates on the value of our common stock; changes in the method pursuant to which the LIBOR rates are determined and the potential phasing out of LIBOR; uncertainties associated with environmental and other regulatory matters; potential changes in political environment and reduction in federal and/or state funding of our governmental tenants, including an increased risk of default by government tenants during periods in which state or federal governments are shut down or on furlough; any change in the financial condition of any of our large lead tenants; changes in the financial condition of our tenants directly or indirectly resulting from the United Kingdom’s referendum to withdraw from the European Union; the effect of any litigation to which we are, or may become, subject; changes in tax laws impacting REITs and real estate in general, as well as our ability to continue to qualify as a REIT under the Internal Revenue Code of 1986 (the “Code”); the future effectiveness of our internal controls and procedures; and other factors, including the risk factors discussed under Item 1A. of Piedmont’s Annual Report on Form 10-K for the year ended December 31, 2018.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Research Analysts/ Institutional Investors Contact:
Eddie Guilbert
770-418-8592
research.analysts@piedmontreit.com

Shareholder Services/Transfer Agent Services Contact:
Computershare, Inc.
866-354-3485
investor.services@piedmontreit.com

Piedmont Office Realty Trust, Inc.
Consolidated Balance Sheets
(in thousands)

	September 30, 2019	December 31, 2018
	(unaudited)
Assets:
Real estate assets, at cost:
Land	$506,440	$470,432
Buildings and improvements	3,099,177	2,839,640
Buildings and improvements, accumulated depreciation	(772,122)	(718,070)
Intangible lease assets	165,854	165,067
Intangible lease assets, accumulated amortization	(77,483)	(87,391)
Construction in progress	13,866	15,848
Real estate assets held for sale, gross	274,673	433,544
Real estate assets held for sale, accumulated depreciation and amortization	(61,579)	(102,476)
Total real estate assets	3,148,826	3,016,594
Cash and cash equivalents	10,284	4,571
Tenant receivables	10,091	10,800
Straight line rent receivables	147,197	136,762
Restricted cash and escrows	1,820	1,463
Prepaid expenses and other assets	27,143	24,691
Goodwill	98,918	98,918
Interest rate swaps	—	1,199
Deferred lease costs, gross	441,106	413,117
Deferred lease costs, accumulated depreciation	(173,490)	(176,919)
Other assets held for sale, gross	47,923	70,371
Other assets held for sale, accumulated depreciation	(7,887)	(9,138)
Total assets	$3,751,931	$3,592,429
Liabilities:
Unsecured debt, net of discount and unamortized debt issuance costs	$1,689,793	$1,495,121
Secured debt, net of premiums and unamortized debt issuance costs	189,451	190,351
Accounts payable, accrued expenses, and accrued capital expenditures	114,812	93,739
Dividends payable	—	26,972
Deferred income	27,985	28,779
Intangible lease liabilities, less accumulated amortization	34,970	35,708
Interest rate swaps	6,862	839
Other liabilities held for sale	7,275	8,780
Total liabilities	2,071,148	1,880,289
Stockholders' equity :
Common stock	1,258	1,262
Additional paid in capital	3,685,504	3,683,186
Cumulative distributions in excess of earnings	(2,007,438)	(1,982,542)
Other comprehensive income	(283)	8,462
Piedmont stockholders' equity	1,679,041	1,710,368
Non-controlling interest	1,742	1,772
Total stockholders' equity	1,680,783	1,712,140
Total liabilities and stockholders' equity	$3,751,931	$3,592,429

Number of shares of common stock outstanding as of end of period	125,783	126,219

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	9/30/2019	9/30/2018	9/30/2019	9/30/2018
Revenues:
Rental and tenant reimbursement revenue	$130,579	$124,518	$382,213	$372,491
Property management fee revenue	405	368	2,819	1,059
Other property related income	4,437	4,822	13,993	15,232
Total revenues	135,421	129,708	399,025	388,782
Expenses:
Property operating costs	54,613	49,679	158,798	154,175
Depreciation	27,131	26,852	80,004	81,112
Amortization	19,505	14,840	55,666	46,818
Impairment loss on real estate assets	1,953	—	1,953	—
General and administrative	7,950	6,677	29,736	21,487
Total operating expenses	111,152	98,048	326,157	303,592
Other income (expense):
Interest expense	(16,145)	(15,849)	(46,750)	(45,294)
Other income	263	303	1,292	1,480
Loss on extinguishment of debt	—	—	—	(1,680)
Gain on sale of real estate assets	32	—	39,370	45,186
Total other income/(expense)	(15,850)	(15,546)	(6,088)	(308)
Net income	8,419	16,114	66,780	84,882
Plus: Net income applicable to noncontrolling interest	3	—	3	4
Net income applicable to Piedmont	$8,422	$16,114	$66,783	$84,886
Weighted average common shares outstanding - diluted	126,240	128,819	126,190	131,187
Net income per share applicable to common stockholders - diluted	$0.07	$0.13	$0.53	$0.65

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations
Unaudited (in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	9/30/2019	9/30/2018	9/30/2019	9/30/2018
GAAP net income applicable to common stock	$8,422	$16,114	$66,783	$84,886
Depreciation of real estate assets(1)	26,909	26,668	79,346	80,531
Amortization of lease-related costs	19,491	14,828	55,622	46,773
Impairment loss on real estate assets	1,953	—	1,953	—
Gain on sale of real estate assets	(32)	—	(39,370)	(45,186)
NAREIT Funds From Operations applicable to common stock*	56,743	57,610	164,334	167,004
Retirement and separation expenses associated with senior management transition	—	—	3,175	—
Loss on extinguishment of debt	—	—	—	1,680
Core Funds From Operations applicable to common stock*	56,743	57,610	167,509	168,684
Amortization of debt issuance costs, fair market adjustments on notes payable, and discounts on debt	526	550	1,574	1,561
Depreciation of non real estate assets	214	176	634	558
Straight-line effects of lease revenue	(1,531)	(3,210)	(7,437)	(11,489)
Stock-based compensation adjustments	(3,015)	1,661	1,949	4,462
Net effect of amortization of above/below-market in-place lease intangibles	(1,923)	(2,006)	(6,009)	(5,636)
Non-incremental capital expenditures(2)	(14,352)	(9,276)	(27,410)	(27,407)
Adjusted funds from operations applicable to common stock	$36,662	$45,505	$130,810	$130,733
Weighted average common shares outstanding - diluted	126,240	128,819	126,190	131,187
Funds from operations per share (diluted)	$0.45	$0.45	$1.30	$1.27
Core funds from operations per share (diluted)	$0.45	$0.45	$1.33	$1.29

(1) Excludes depreciation of non real estate assets.
(2) Capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets' income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives incurred to lease space that was vacant at acquisition, leasing costs for spaces vacant for greater than one year, leasing costs for spaces at newly acquired properties for which in-place leases expire shortly after acquisition, improvements associated with the expansion of a building and renovations that change the underlying classification of a building are excluded from this measure.

*Definitions:

Funds From Operations ("FFO"): The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as net income (computed in accordance with GAAP), excluding gains or losses from sales of property and impairment losses, adding back depreciation and amortization on real estate assets, and after the same adjustments for unconsolidated partnerships and joint ventures. These adjustments can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that FFO is helpful to investors as a supplemental performance measure because it excludes the effects of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. The Company also believes that FFO can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of FFO may not be comparable to that of such other REITs.

Core Funds From Operations ("Core FFO"): The Company calculates Core FFO by starting with FFO, as defined by NAREIT, and adjusting for gains or losses on the extinguishment of swaps and/or debt, acquisition-related expenses (that are not capitalized) and any significant non-recurring items. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to the Company’s core business operations. As a result, the Company believes that Core FFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential. Other REITs may not define Core FFO in the same manner as the Company; therefore, the Company’s computation of Core FFO may not be comparable to that of other REITs.

Adjusted Funds From Operations ("AFFO"): The Company calculates AFFO by starting with Core FFO and adjusting for non-incremental capital expenditures and acquisition-related costs (that are not capitalized) and then adding back non-cash items including: non-real estate depreciation, straight-lined rents and fair value lease adjustments, non-cash components of interest expense and compensation expense, and by making similar adjustments for unconsolidated partnerships and joint ventures. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that AFFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments. Other REITs may not define AFFO in the same manner as the Company; therefore, the Company’s computation of AFFO may not be comparable to that of other REITs.

Piedmont Office Realty Trust, Inc.
EBITDAre, Property Net Operating Income (Cash and Accrual), Same Store Net Operating Income (Cash and Accrual)
Unaudited (in thousands)

	Cash Basis		Accrual Basis
	Three Months Ended		Three Months Ended
	9/30/2019	9/30/2018	9/30/2019	9/30/2018

GAAP net income applicable to common stock	$8,422	$16,114	$8,422	$16,114
Net income applicable to noncontrolling interest	(3)	—	(3)	—
Interest expense	16,145	15,849	16,145	15,849
Depreciation	27,124	26,844	27,124	26,844
Amortization	19,491	14,828	19,491	14,828
Impairment loss on real estate assets	1,953	—	1,953	—
Gain on sale of real estate assets	(32)	—	(32)	—
EBITDAre*	73,100	73,635	73,100	73,635
General & administrative expenses	7,950	6,677	7,950	6,677
Management fee revenue	(203)	(181)	(203)	(181)
Other income	(47)	(87)	(47)	(87)
Straight line effects of lease revenue	(1,531)	(3,210)
Amortization of lease-related intangibles	(1,923)	(2,006)
Property NOI*	77,346	74,828	80,800	80,044
Net operating income from:
Acquisitions	(5,546)	(431)	(6,876)	(694)
Dispositions	(296)	(7,019)	(280)	(6,811)
Other investments(1)	(896)	(132)	(889)	(141)
Same Store NOI *	$70,608	$67,246	$72,755	$72,398
Change period over period in Same Store NOI	5.0%	N/A	0.5%	N/A

Piedmont Office Realty Trust, Inc.
EBITDAre, Core EBITDA, Property Net Operating Income (Cash and Accrual), Same Store Net Operating Income (Cash and Accrual)
Unaudited (in thousands)

	Cash Basis		Accrual Basis
	Nine Months Ended		Nine Months Ended
	9/30/2019	9/30/2018	9/30/2019	9/30/2018

GAAP net income applicable to common stock	$66,783	$84,886	$66,783	$84,886
Net income applicable to noncontrolling interest	(3)	(4)	(3)	(4)
Interest expense	46,750	45,294	46,750	45,294
Depreciation	79,982	81,090	79,982	81,090
Amortization	55,622	46,773	55,622	46,773
Impairment loss on real estate assets	1,953	—	1,953	—
Gain on sale of real estate assets	(39,370)	(45,186)	(39,370)	(45,186)
EBITDAre	211,717	212,853	211,717	212,853
Loss on extinguishment of debt	—	1,680	—	1,680
Retirement and separation expenses associated with senior management transition	3,175	—	3,175	—
Core EBITDA*	214,892	214,533	214,892	214,533
General & administrative expenses	26,561	21,487	26,561	21,487
Management fee revenue	(2,226)	(531)	(2,226)	(531)
Other income	(165)	(475)	(165)	(475)
Straight line effects of lease revenue	(7,437)	(11,489)
Amortization of lease-related intangibles	(6,009)	(5,636)
Property NOI*	225,616	217,889	239,062	235,014
Net operating income from:
Acquisitions	(12,610)	(1,038)	(14,974)	(1,653)
Dispositions	(4,931)	(18,368)	(3,479)	(16,845)
Other investments(1)	(1,181)	(1,456)	(1,159)	(1,292)
Same Store NOI *	$206,894	$197,027	$219,450	$215,224
Change period over period in Same Store NOI	5.0%	N/A	2.0%	N/A

(1)Other investments consist of our investments in active redevelopment and development projects, land, and recently completed redevelopment and development projects for which some portion of operating expenses were capitalized during the current or prior reporting periods. The operating results from Two Pierce Place in Itasca, IL are included in this line item.

*Definitions:

EBITDAre: The Company calculates EBITDAre in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines EBITDAre as net income (computed in accordance with GAAP) adjusted for gains or losses from sales of property, impairment losses, depreciation on real estate assets, amortization on real estate assets, interest expense and taxes, along with the same adjustments for unconsolidated partnerships and joint ventures. Some of the adjustments mentioned can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. EBITDAre is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that EBITDAre is helpful to investors as a supplemental performance measure because it provides a metric for understanding the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization) and capitalization and capital structure expenses (such as interest expense and taxes). The Company also believes that EBITDAre can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define EBITDAre in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of EBITDAre may not be comparable to that of such other REITs.

Core EBITDA: The Company calculates Core EBITDA as net income (computed in accordance with GAAP) before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property and other significant infrequent items that create volatility within our earnings and make it difficult to determine the earnings generated by our core ongoing business. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core EBITDA is helpful to investors as a supplemental performance measure because it provides a metric for understanding the performance of the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization), as well as items that are not part of normal day-to-day operations of the Company’s business. Other REITs may not define Core EBITDA in the same manner as the Company; therefore, the Company’s computation of Core EBITDA may not be comparable to that of other REITs.

Property Net Operating Income ("Property NOI"): The Company calculates Property NOI by starting with Core EBITDA and adjusting for general and administrative expense, income associated with property management performed by Piedmont for other organizations and other income or expense items for the Company, such as interest income from loan investments or costs from the pursuit of non-consummated transactions. The Company may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are also eliminated. Property NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Property NOI is helpful to investors as a supplemental comparative performance measure of income generated by its properties alone without the administrative overhead of the Company. Other REITs may not define Property NOI in the same manner as the Company; therefore, the Company’s computation of Property NOI may not be comparable to that of other REITs.

Same Store Net Operating Income ("Same Store NOI"): The Company calculates Same Store NOI as Property NOI attributable to the properties for which the following criteria were met during the entire span of the current and prior year reporting periods: (i) they were owned, (ii) they were not under development / redevelopment, and (iii) none of the operating expenses for which were capitalized. Same Store NOI also excludes amounts attributable to unconsolidated joint venture and land assets. The Company may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are also eliminated. Same Store NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Same Store NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the same group of properties from one period to the next. Other REITs may not define Same Store NOI in the same manner as the Company; therefore, the Company’s computation of Same Store NOI may not be comparable to that of other REITs.